SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELANESE AG*
(Exact Name of registrant as specified in its charter)

*CELANESE CORPORATION
(Translation of Registrant's name into English)

Federal Republic of Germany	None
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

61476 Kronberg/Taunus, Germany
(Address of principal executive offices)

CELANESE AMERICAS RETIREMENT SAVINGS PLAN
(Full title of the plan)

Julie K. Chapin, Esq., Vice President and Secretary
Celanese Americas Corporation
86 Morris Avenue
Summit, NJ 07901

(Name and address of agent for service)

(908) 522-7500
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Ordinary Shares with no par value	4,000,000 shares	$31.45(2)	$125,800,000.00	$10,177.22

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of the Registrant's Ordinary Shares on the New York Stock Exchange on October 27, 2003, as reported in The New York Times on October 28, 2003.

Page 1 of 6 Pages

PART I
INFORMATION REQUIRED IN THE PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is being filed solely to register additional securities.  In accordance with General Instruction E of Form S-8, Celanese AG (the "Registrant") hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 (No. 333-30284) filed with the Securities and Exchange Commission (the "Commission") on February 15, 2000, the Registrant's registration statement on Form S-8 (No. 333-74580) filed with the Commission on December 5, 2001 and the Registrant's Post-Effective Amendment No. 1 to its registration statement on Form S-8 (No. 333-30284) filed with the Commission on October 15, 2002), each of which relate to the Celanese Americas Retirement Savings Plan, except that provisions contained in Part II of such registration statements or post-effective amendment are modified as set forth herein.

Item 3. Incorporation of Documents by Reference

         This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

(a)	The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2002, as filed with the Commission on February 28, 2003, and pursuant to Section 13(a) or 15(d) of the Exchange Act which contains, either directly or indirectly by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

(b)	The Annual Report on Form 11-K filed by the Plan for the fiscal year ended December 31, 2002;

(c)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above, including any subsequent reports on Form 6-K; and

(d)	The description of the ordinary shares of the Registrant with no par value (the "Ordinary Shares"), contained in the Registration Statement on Form 8-A filed with the Commission on October 21, 1999 pursuant to Section 12(g) of the Exchange Act.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents so incorporated by reference.  Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained herein, or in any subsequently filed

Page 2 of 6 Pages

documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement . All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

         The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Benefits Department, Celanese Americas Corporation, 1601 W. LBJ Freeway, Dallas, Texas 75234, telephone number (972) 443-4000.

Item 8.   Exhibits

Exhibit Number	Description

4.1	The English language translation of the form of Articles of Association (Satzung) of the Registrant as amended to date

23.1	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft to incorporation by reference of Independent Auditors' Reports

24.1	Power of Attorney (included in signature page)

[The remainder of this page has been intentionally left blank.]

Page 3 of 6 Pages

SIGNATURES

         The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kronberg im Taunus, Federal Republic of Germany, on the 30th day of October, 2003.

CELANESE AG

By: /s/	Claudio Sonder
Claudio Sonder Chairman of the Management Board

By: /s/	Perry W. Premdas
Perry W. Premdas Member of the Management Board and Chief Financial Officer

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Celanese AG (the "Registrant") hereby constitutes and appoints Michael E. Grom and Julie K. Chapin, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place, and stead, in any and all capacities and on behalf of the Registrant, to sign, execute, and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name of Signatory		Capacities in Which Signing	Date

/s/	Claudio Sonder	Chairman of the Management Board	October 30, 2003
	Claudio Sonder	(Chief Executive Officer)

(Signatures continue on the following page)

Page 4 of 6 Pages

 /s/

/s/	David N. Weidman	Vice-Chairman of the Management Board	October 30, 2003
David N. Weidman

/s/	Perry W. Premdas	Member of the Management Board	October 30, 2003
	Perry W. Premdas	(Principal Financial Officer)

/s/	Michael E. Grom	Principal Accounting Officer	October 30, 2003
Michael E. Grom

/s/	Andreas Pohlmann	Member of the Management Board	October 30, 2003
Andreas Pohlmann

/s/	Lyndon Cole	Member of the Management Board	October 30, 2003
Lyndon Cole

/s/	Julie K. Chapin	Authorized Representative of the United States	October 30, 2003
Julie K. Chapin

SIGNATURES

         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 30, 2003.
CELANESE AMERICAS RETIREMENT SAVINGS PLAN

By /s/	William A. Stiller
William A. Stiller On behalf of the Celanese Americas Benefit Committee

Page 5 of 6 Pages

EXHIBIT INDEX
Regulation S-K Exhibit Number	Description of Document

4.1	The English language translation of the form of Articles of Association (Satzung) of the Registrant, as amended to date

23.1	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft to incorporation by reference of Independent Auditors' Reports

24.1	Power of Attorney (included in signature page)

Page 6 of 6 Pages